UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2021

Equitrans Midstream Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-38629	83-0516635
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Energy Drive Canonsburg, Pennsylvania	15317
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (724) 271-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	ETRN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

Amendments to Transportation Service Agreement

On December 6, 2021, Equitrans, L.P., a wholly owned subsidiary of Equitrans Midstream Corporation (the Company), entered into two amendments (collectively, the Amendments) to that certain Transportation Service Agreement Applicable to Firm Transportation Service Under Rate Schedule FTS, Contract No. EQTR 20242-852, dated as of September 24, 2014 (as amended, restated, extended, supplemented or otherwise modified from time to time, the Existing Agreement) with EQT Energy, LLC (EQT Energy). EQT Energy is a subsidiary of EQT Corporation (EQT), which is the former parent and, as of December 1, 2021, a shareholder of the Company.

The Amendments provide, among other things, that: (i) effective as of January 1, 2022, (a) the primary term of the Existing Agreement will expire on the first day of the month immediately following the date on which Equitrans, L.P. is authorized by the Federal Energy Regulatory Commission (FERC) to commence service on the Company’s Ohio Valley Connector Expansion (OVCx) project (the OVCx In-Service Date), which in-service is anticipated to occur in the fourth quarter of 2023; (b) the current maximum daily quantity (MDQ) of throughput on the mainline Equitrans transmission system provided for under the Existing Agreement of 1,035,000 dekatherms (Dth) per day will continue through the OVCx In-Service Date at its current rate (instead of the MDQ and its associated rate stepping down at certain dates as previously contractually provided); and (c) receipt and delivery points will be updated; and (ii) effective upon and subject to the OVCx In-Service Date, the primary term would be extended through December 31, 2030, at the contract MDQ of 1,035,000 Dth per day and without change to the rate, and receipt and delivery points would be further updated.

The potential extension of the primary term of the Existing Agreement through December 31, 2030 is a result of the binding open season conducted by the Company during the summer of 2021, which primarily related to the OVCx project. The Company expects to file with the FERC an application in respect of the OVCx project in early 2022.

The Amendments are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K (this Current Report) and are incorporated into this Item 1.01 by reference. The foregoing summary has been included to provide investors and security holders with information regarding the terms of the Amendments and is qualified in its entirety by the terms and conditions of the Amendments and the Existing Agreement. It is not intended to provide any other factual information about the Company, its subsidiaries or its affiliates or EQT, its subsidiaries or its affiliates.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 6, 2021, the Board of Directors (Board) of the Company, upon recommendation of its Management Development and Compensation Committee (Compensation Committee), approved a companywide performance award program (Program) for the benefit of all employees, which is intended to provide an opportunity for each employee to be rewarded if the Company’s most significant strategic project, the Mountain Valley Pipeline (MVP), is placed in-service. Although approximately 75% of the Program’s $27.5 million value (measured at grant), is to be awarded to employees other than the Company’s named executive officers (NEOs), awards were approved for the Company’s NEOs in the form of Performance Share Units (PSUs), as described below, under the Company’s 2018 Long-Term Incentive Plan, as amended from time to time (LTIP). Each PSU represents the right to earn one share of the Company’s common stock.

The Board believes that this one-time Program will help to reward the Company’s employees for the achievement of a significant milestone and promote retention of the Company’s employees and executive officers with respect to the potential completion and in-service of the MVP. While the Program was designed for companywide participation, the form of awards made to the Company’s senior executives, including the NEOs, have more stringent vesting, service and post-vesting holding requirements than those awards granted to other program participants.

The Board, based on recommendation of the Compensation Committee, approved the following grants to the Company’s NEOs:

Named Executive Officer	Shares Subject to Award
Thomas F. Karam	379,260
Kirk R. Oliver	101,480
Diana M. Charletta	143,170
Stephen M. Moore	82,200
Brian P. Pietrandrea	23,530

Vesting of PSUs

Vesting of all awards under the companywide Program, including the PSUs, is related to the achievement of a timely MVP in-service. If Mountain Valley Pipeline, LLC (the MVP Joint Venture), the joint venture through which the Company holds ownership interests in the MVP project, is authorized by the FERC to commence service on the MVP (such date of authorization, MVP In-Service Date) and the Compensation Committee certifies that such date has occurred on or before the Expiration Date (as defined in the award agreement), then the PSUs will vest and become non-forfeitable as follows (Vesting Date):

•	fifty percent (50%) on a date selected by the Company that is no later than ninety (90) days after the MVP In-Service Date, but in no event prior to the first anniversary of the grant date, provided grantee has continued in the employment of the Company or its affiliates through such Vesting Date;

•	twenty-five percent (25%) on or following the first anniversary of the MVP In-Service Date on a date selected by the Company that is no later than thirty (30) days after the first anniversary of the MVP In-Service Date, provided grantee has continued in the employment of the Company or its affiliates through such Vesting Date; and

•	as to the remaining award, on or following the second anniversary of the MVP In-Service Date on a date selected by the Company that is no later than thirty (30) days after the second anniversary of the MVP In-Service Date, provided grantee has continued in the employment of the Company or its affiliates through such Vesting Date.

Termination Prior to MVP In-Service-Date

•	In the event of death, disability, or retirement prior to the MVP In-Service Date, the PSUs will vest on or following the MVP In-Service Date, provided such MVP In-Service Date occurs on or before the Expiration Date, on a date selected by the Company that is no later than ninety (90) days after the MVP In-Service Date, but in no event prior to the first anniversary of the grant date, and will equal the total number of PSUs awarded to grantee multiplied by a fraction, the numerator of which is the number of full months of continuous employment with the Company and/or an affiliate from the grant date through the date of grantee’s death, disability, or retirement, and the denominator of which is the total number of full months from the grant date to the MVP In-Service Date.

•	Upon the occurrence of the qualifying change of control (as defined in the award agreement) prior to the MVP In-Service Date, 100% of the award will be forfeited.

•	In the event that a change of control (as defined in the award agreement) that is not a qualifying change of control (e.g., the PSUs are assumed by the surviving entity or the Company is the surviving entity) occurs prior to the MVP In-Service Date and (i) grantee’s employment is terminated without cause (as defined in the award agreement) or (ii) grantee resigns for good reason (as defined in the award agreement), in each case prior to the second anniversary of the change of control, the PSUs will vest in full on or following the MVP In-Service Date, provided such MVP In-Service Date occurs on or before the Expiration Date, on a date selected by the Company that is no later than ninety (90) days after the MVP In-Service Date, but in no event prior to the first anniversary of the grant date.

•	If grantee’s employment is terminated prior to the MVP In-Service Date for any reason not otherwise discussed above, all PSUs awarded to grantee will be forfeited on the date of the termination.

Termination on or after MVP In-Service Date

•	In the event of grantee’s death, disability, or retirement on or after the MVP In-Service Date, provided such MVP In-Service Date occurs on or before the Expiration Date, all unvested PSUs will vest in full on a date that is thirty (30) days following grantee’s termination of employment due to death, disability, or retirement, but in no event prior to the first anniversary of the grant date.

•	Upon the occurrence of the qualifying change of control (as defined in the award agreement) on or after the MVP In-Service Date, provided such MVP In-Service Date occurs on or before the Expiration Date, 100% of the unvested PSUs vest upon the closing date of such qualifying change of control, but in no event prior to the first anniversary of the grant date, provided grantee has continued in the employment of the Company or its affiliates through such date.

•	In the event that a change of control (as defined in the award agreement) that is not a qualifying change of control occurs on or after the MVP In-Service Date, provided such MVP In-Service Date occurs on or before the Expiration Date, and (i) grantee’s employment is terminated without cause (as defined in the award agreement) or (ii) grantee resigns for good reason (as defined in the award agreement), in each case prior to the second anniversary of the change of control, the unvested PSUs will vest in full on the date of such termination without cause or resignation for good reason, but in no event prior to the first anniversary of the grant date.

•	If grantee’s employment is terminated on or after the MVP In-Service Date for any reason not otherwise discussed above, all unvested PSUs awarded to grantee will be forfeited on the date of the termination.

Shares of the Company common stock awarded to senior executives, including the NEOs, in connection with the Program discussed above are subject to a one year holding period from the applicable payment date.

The foregoing summary is qualified in its entirety by reference to the Equitrans Midstream Corporation Senior Executive 2021 MVP Performance Share Units Award Agreement form filed as Exhibit 10.3 to this Current Report and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

The information set forth in Item 1.01 is incorporated herein by reference.

On February 26, 2020, the Company and EQT executed a new gas gathering agreement (EQT Global GGA), which provided enhanced operational efficiencies to the Company and consolidated various gathering agreements and simplified the gathering rate structure for EQT. The EQT Global GGA provides for, among other things, a fee credit to the gathering rate for certain gathered volumes that also receive separate transmission services under certain transmission contracts, including the Existing Agreement. In total, the combined gathering and transmission fees expected to be ultimately billed and collected under the EQT Global GGA and certain transmission contracts are unchanged. However, the potential extension of the primary term of the Existing Agreement impacts the Company’s expected gathering fee credit assumptions and, as a result of the impacts to such assumptions, the Company expects total gathering consideration under the EQT Global GGA to be reduced. As a result, the Company expects, for full year 2021, deferred revenue to be approximately $125 million to $130 million higher than previously expected, and in connection therewith, net income to be approximately $90 million to $100 million lower than previously expected and adjusted EBITDA to be approximately $125 million to $130 million lower than previously expected. The Company does not expect the Amendments to impact its previously expected net cash provided by operating activities, free cash flow or retained free cash flow for full year 2021.

The information in this Item 7.01 of this Current Report shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (Securities Act), or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Cautionary Statement Regarding Forward-Looking Information

Disclosures in this Current Report contain certain forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act. Statements that do not relate strictly to historical or current facts are forward-looking. Words such as “could,” “will,” “may,” “assume,” “forecast,” “position,” “predict,” “strategy,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” “project,” “target,” “budget,” “potential,” or “continue,” and similar expressions are used to identify forward-looking statements. These statements are subject to various risks and uncertainties, many of which are outside the Company’s control. Without limiting the generality of the foregoing, forward-looking statements contained in this Current Report specifically include the expectations of plans, events, strategies, objectives and growth and anticipated financial and operational performance of the Company and its subsidiaries and affiliates, including the modification or effectiveness of certain commercial arrangements with EQT, the effect of such arrangements on the Company’s consolidated financial statements, net income, adjusted EBITDA, deferred revenue, net cash provided by operating activities, free cash flow and retained free cash flow, the ability to expand Equitrans’ system and achieve, and the timing for achieving, the OVCx In-Service Date, and the ability to achieve, and timing for achieving, MVP in-service, as well as the ability of the compensatory program discussed in this Current Report to promote retention and incentivize the Company’s employees. These statements involve risks and uncertainties that could cause actual results to differ materially from projected results.

Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Company has based these forward-looking statements on current expectations and assumptions about future events. While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, judicial and other risks and uncertainties, many of which are difficult to predict and beyond the Company’s control. The risks and uncertainties that may affect the operations, performance and results of the Company’s business and forward-looking statements include, but are not limited to, those set forth in the Company’s publicly filed reports with the Securities and Exchange Commission (the SEC), including those set forth under Item 1A, “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC and the Company’s Quarterly Reports on Form 10-Q for each of the quarters ending March 31, 2021, June 30, 2021 and September 30, 2021 filed with the SEC, and the Company’s subsequent filings.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. The Company assumes no obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

Non-GAAP Measures

As used in this Current Report, adjusted EBITDA means, as applicable, net income, plus income tax expense, net interest expense, loss on extinguishment of debt, depreciation, amortization of intangible assets, impairments of long-lived assets, payments on the preferred interest in EQT Energy Supply, LLC (Preferred Interest) and non-cash long-term compensation expense, less equity income, AFUDC-equity, unrealized gain on derivative instruments and adjusted EBITDA attributable to noncontrolling interest.

As used in this Current Report, free cash flow means net cash provided by operating activities plus principal payments received on the Preferred Interest, and less net cash provided by operating activities attributable to noncontrolling interest, premiums paid on debt extinguishment, capital expenditures (excluding the noncontrolling interest share (40%) of Eureka Midstream Holdings, LLC capital expenditures), capital contributions to the MVP Joint Venture, and dividends paid to Series A Preferred shareholders. As used in this Current Report, retained free cash flow means free cash flow less dividends paid to common shareholders.

The Company is unable to provide a reconciliation of projected adjusted EBITDA from projected net income, the most comparable financial measure calculated in accordance with GAAP. The Company has not provided such reconciliation due to the inherent difficulty and impracticability of predicting certain amounts required by GAAP with a reasonable degree of accuracy. Net income includes the impact of depreciation expense, income tax expense, the revenue impact of changes in the projected fair value of derivative instruments prior to settlement, potential changes in estimates for certain contract liabilities and unbilled revenues and certain other items that impact comparability between periods and the tax effect of such items, which may be significant and difficult to project with a reasonable degree of accuracy. Therefore, a reconciliation of projected adjusted EBITDA to projected net income is not available without unreasonable effort.

Item 9.01. Financial Statements and Exhibits.

(d)            Exhibits

Exhibit No.	Description

10.1	Amendment, dated as of December 6, 2021, to Transportation Service Agreement Applicable to Firm Transportation Service Under Rate Schedule FTS, Contract No. EQTR 20242-852, dated as of September 24, 2014, by and between Equitrans, L.P. and EQT Energy, LLC (as amended).
10.2	Amendment, dated as of December 6, 2021, to Transportation Service Agreement Applicable to Firm Transportation Service Under Rate Schedule FTS, Contract No. EQTR 20242-852, dated as of September 24, 2014, by and between Equitrans, L.P. and EQT Energy, LLC (as amended).
10.3	Form of Equitrans Midstream Corporation Senior Executive 2021 MVP Performance Share Units Award Agreement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITRANS MIDSTREAM CORPORATION

Date: December 6, 2021	By:	/s/ Kirk R. Oliver

		Name:	Kirk R. Oliver
		Title:	Senior Vice President and Chief Financial Officer

Signature Page to Form 8-K